                                                                  EXHIBIT 99.1

                                                             NEWS RELEASE

CONTACT:                  Thor Erickson - Investor Relations
+1 (678) 260-3110

Fred Roselli - Media Relations
+1 (678) 260-3421

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES, INC.
DECLARES REGULAR QUARTERLY DIVIDEND

ATLANTA, February 8, 2011 -- Coca-Cola Enterprises’ (NYSE: CCE) board of directors declared a regular quarterly dividend of 12 cents per common share. The dividend is payable March 24, 2011 to shareowners of record on March 11, 2011.  CCE expects the annualized dividend rate in 2011 to be 50 cents per common share, subject to the approval of the Board of Directors.

    Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.

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